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                                                                    EXHIBIT 10.1


                       FOURTH LOAN MODIFICATION AGREEMENT


        THIS FOURTH LOAN MODIFICATION AGREEMENT ("Modification Agreement") is made as of September 26, 2002, between ADVANCED MARKETING SERVICES, INC., a Delaware corporation ("Borrower"), and CALIFORNIA BANK & TRUST, a California banking corporation ("Bank"), with reference to the following:


                                 R E C I T A L S

        A. Bank and Borrower are parties to that certain Revolving Credit Agreement dated as of January 11, 2002 ("Loan Agreement"), pursuant to which Borrower delivered to Bank a promissory note dated the same as the Loan Agreement made by Borrower as maker to Bank, in the original principal amount of $13,000,000 ("Note"), and a Security Agreement also dated the same as the Loan Agreement made by Borrower in favor of Bank ("Security Agreement"), through which Bank obtained a security interest in Borrower's accounts receivable and other related collateral as described in Paragraph 2 thereof ("Collateral"). The Security Agreement provides in Paragraph 3 that it secures not only the Loan, but other obligations of Borrower to Bank which recite that they are secured thereby. The Loan Agreement, Note, Security Agreement and related documents are referred to collectively as the "Loan Documents". The Loan Documents were previously modified by those certain Loan Modification Agreements dated as of January 31, 2002 ("First Modification Agreement"), as of March 6, 2002 ("Second Modification Agreement"), and as of July 10, 2002 ("Third Modification Agreement"). Initially capitalized terms not otherwise defined herein have the same meanings as in the Loan Agreement, as previously modified.

        B. Bank and Borrower are also parties to that certain Amended and Restated Loan Agreement entered into effective July 27, 2000, which was amended as of January 11 and July 10, 2002, relating to a $12,000,000 revolving credit facility ("Junior Revolving Facility"). The Junior Revolving Facility is not currently secured by the Security Agreement, although Bank and Borrower have previously agreed, by the July 10, 2002 modification of the Junior Revolving Facility, that in the event of a reduction of Borrower's Current Ratio below 1.0:1 as of the end of any fiscal quarter, all obligations of Borrower relating to the Junior Revolving Facility would automatically and without further action of the parties be secured by the Security Agreement.

        C. The parties wish to revise the Loan Documents again, to provide for
(i) a temporary increase in the Loan amount from $23,000,000 to $33,000,000 through December 1, 2002, (ii) the reduction of the Loan amount back to $23,000,000 as of December 1, 2002, and (iii) the Junior Revolving Facility to be secured by the Security Agreement during the period of the temporary increase in the Loan amount, notwithstanding that Borrower's Current Ratio has not fallen below 1.0:1.

        THE PARTIES AGREE AS FOLLOWS:

        1. MODIFICATION OF LOAN DOCUMENTS. Subject to the conditions precedent of Paragraph 2 below, the Loan Documents are modified in the following respects:

               (a) The Loan amount is increased as of the date hereof from Twenty-Three Million Dollars ($23,000,000) to Thirty-Three Million Dollars ($33,000,000) ("Temporary Increased Loan Amount"). Effective as of December 1, 2002, the Loan amount will be reduced to, and Borrower shall thereafter have no right to any Advances in excess of, $23,000,000.

               (b) For good and valuable consideration, Borrower promises to pay to Bank, or order, the Temporary Increased Loan Amount, or so much thereof as may be advanced under the Note as modified hereby, with interest from the date of each Advance at the interest rate specified in the Note, until paid in full in accordance with the terms of the Note.



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               (c) No later than December 1, 2002, Borrower shall pay to Bank the amount, if any, by which the principal balance outstanding on the Note exceeds $23,000,000.

               (d) Effective immediately, and continuing until the later of December 1, 2002 or the date by which Borrower has made any principal reduction payment required by Paragraph 1(c) above, all obligations of Borrower relating to the Junior Revolving Facility shall be secured by the Security Agreement. Following the later of December 1, 2002 or the date by which Borrower has made any payment required by Paragraph 1(c) above, Borrower's obligations relating to the Junior Revolving Facility will be secured by the Security Agreement only to the extent required by the July 10, 2002 modification of the Junior Revolving Facility (i.e., if Borrower's Current Ratio should fall below 1.10:1 at the end of any fiscal quarter).

        2. CONDITIONS PRECEDENT. This Modification Agreement, and the temporary increase of the Loan amount as set forth herein, shall be effective only upon the date on which by which all of the following conditions precedent set forth below have been satisfied or waived: (i) Borrower shall have paid Bank an additional funding fee in the amount of Two Thousand Five Hundred Dollars ($2,500); and (ii) Borrower shall have paid Bank all costs and expenses reasonably incurred by Bank in connection with this Modification Agreement, including without limitation Bank's legal fees. The foregoing conditions precedent are solely for the benefit of Bank, and may be waived in writing unilaterally by Bank.

                      (a) REPRESENTATIONS AND WARRANTIES. As a material inducement to Bank to enter into this Modification Agreement, Borrower hereby unconditionally represents and warrants to Bank each of the matters set forth in this Paragraph.

               (i) Borrower: (i) is solvent (i.e., the aggregate fair value of Borrower's assets exceeds the sum of its liabilities); (ii) has adequate working capital; and (iii) is able to pay its obligations as they mature. Borrower has not filed and has no present intent to file any voluntary petition in bankruptcy or to seek relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any law or in equity, or to take any action which would directly or indirectly cause any property of Borrower to become the property of any bankruptcy estate or the subject of any bankruptcy, dissolution, litigation or insolvency proceedings.

               (ii) All financial statements delivered by Borrower to Bank prior to the date of this Modification Agreement have been prepared in accordance with GAAP unless otherwise noted therein, are true and correct in all material respects, fairly present the financial condition of Borrower as of and for the periods presented therein, and as of the date of this Modification Agreement, there are no obligations, liabilities or indebtedness (including contingent liabilities) which are material to Borrower which are not reflected in such financial statements other than those incurred in the ordinary course of Borrower's business. No material adverse change has occurred in the financial condition or business of Borrower since the date of the most recent financial statements which Borrower has delivered to Bank.

               (iii) Except as disclosed to Bank in writing prior to or concurrently with delivery of this Modification Agreement, there is no litigation, investigation or governmental proceeding is pending or, to the knowledge of Borrower, threatened against Borrower, and no judgments have been rendered against Borrower.

               (iv) No representation or warranty made by Borrower in the Loan Documents or this Modification Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, in light of the circumstances under which t hey were made. Except as previously disclosed to Bank in writing, there is no fact known to Borrower which has or might reasonably be anticipated to have a material adverse effect on the business, assets, financial condition or operations of Borrower.

               (v) Borrower is the sole owner of all the Collateral, and no person except for Bank has (or, in the case of after-acquired Collateral, at the time Borrower acquires rights therein, will have) any right, title, claim or interest (by way of security interest or other lien or charge) in, against or to the Collateral.



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        3. OTHER MATTERS OF AGREEMENT.

               (a) Except as expressly set forth herein, this Modification Agreement shall not affect or impair any other covenants or conditions set forth in the Loan Documents.

               (b) This document may be executed in two or more counterparts, each of which will be considered an original but all of which together shall constitute one agreement.

               (c) Except as modified hereby, all provisions of the Loan Documents as previously modified shall remain in full force and effect.

BANK:                                  CALIFORNIA BANK &
                                       TRUST, a California banking corporation


                                       By /s/ Steve DeLong
                                          --------------------------------------
                                       Name Steve DeLong
                                            ------------------------------------
                                       Title V.P.
                                             -----------------------------------


                                       By
                                          --------------------------------------
                                       Name
                                            ------------------------------------
                                       Title
                                             -----------------------------------


BORROWER:                              ADVANCED MARKETING
                                       SERVICES, INC., a Delaware corporation


                                       By /s/ Michael M. Nicita
                                          --------------------------------------
                                          Michael M. Nicita, President and CEO


                                       By /s/ Edward J. Leonard
                                          --------------------------------------
                                          Edward J. Leonard, Exec. Vice Pres.
                                          and CFO



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